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EXHIBIT 21



Subsidiaries of the Company

     The following table sets forth the names of U.S. Home's subsidiaries and the state in which incorporated. All subsidiaries are directly or indirectly wholly owned by U.S. Home. Certain insignificant subsidiaries are omitted.



                                                                              Jurisdiction of
                                                                               Incorporation
                                                                               -------------

Fidelity Guaranty and Acceptance Corporation                                      Delaware

Lundgren Bros. Construction, Inc.                                                 Minnesota

USH Holding, Inc.                                                                 Delaware

U.S. Home Acceptance Corporation                                                  Delaware

U.S. Home Insurors, Inc.                                                          Florida
     U.S.H. Indemnity Company, Ltd.                                               Bermuda
     San Felipe Indemnity Company, Ltd.                                           Bermuda

U.S. Home Mortgage Corporation                                                    Florida
     USH Funding Corp.                                                            Texas

USH Millennium Ventures Corp.                                                     Florida